Exhibit 99.1

Actuate Reports Fourth Quarter and Fiscal Year 2005 Financial Results;
       Q4 Revenues of $29.2 Million with Non-GAAP EPS of $0.06;
 FY05 EPS up 800% to $0.18; Record 13.9% FY05 Non-GAAP Operating Margin

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Jan. 31, 2006--Actuate Corporation (Nasdaq:ACTU), the world leader in Enterprise Reporting and Performance Management Applications, today announced its financial results for the quarter and year ended December 31, 2005. Revenues for the fourth quarter of 2005 were $29.2 million, up 9% sequentially from the third quarter of 2005 and up 7% from the fourth quarter of 2004. License revenues for the quarter were $10.3 million, an increase of 16% compared with $8.9 million in Q3 2005. Fourth quarter 2005 GAAP net income was $4.1 million, or $0.07 per diluted share, compared with net income of $1.2 million or $0.02 per diluted share in the year-ago quarter.
    Non-GAAP operating margin for the fourth quarter of 2005 was 15% compared with a non-GAAP operating margin of 13% for the fourth quarter of 2004. Fourth quarter 2005 non-GAAP net income was $3.5 million, or $0.06 per diluted share, compared with non-GAAP net income of $2.5 million or $0.04 per diluted share in the year-ago quarter.
    For the fiscal year 2005, revenues totaled $106.4 million, compared with $104.7 million in fiscal year 2004. GAAP net income for fiscal year 2005 was $11.6 million, or $0.18 per diluted share, compared with GAAP net income of $1.3 million, or $0.02 per diluted share in fiscal year 2004. Non-GAAP net income for fiscal year 2005 was $11.1 million, an increase of $6.7 million compared with the $4.4 million of non-GAAP net income reported for fiscal year 2004. Diluted non-GAAP net income per share was $0.18 for fiscal year 2005, an increase of 157% compared with $0.07 per diluted share recorded in fiscal year 2004.
    Non-GAAP financial measures discussed in this release exclude the amortization of purchased technology and other intangibles, loss on investment, restructuring costs, amortization of deferred compensation, nonrecurring legal costs and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results. The income tax rate used to compute third and fourth quarter 2005 non-GAAP net income was 30%. The income tax rate used to compute non-GAAP net income for fiscal year 2004 and the first six months of 2005 was 37.5%.
    Cash, cash equivalents and short-term investments at December 31, 2005 totaled $54.4 million, an increase of $7.1 million compared with $47.3 million at December 31, 2004. Deferred revenue at December 31, 2005 was $32.4 million, compared with $28.8 million at December 31, 2004.
    "In 2005, Actuate's renewed strategic focus and heightened financial discipline resulted in improved business fundamentals," said Pete Cittadini, Actuate's president and CEO. "We achieved four consecutive quarters of increasing revenues, grew EPS 800% year over year, and beat our goal for cash flow from operations."
    "Our strong financial position will serve as a solid platform upon which to continue our company's transition. We are optimistic that the initiatives we launched in 2005 will serve as growth opportunities for 2006. These include the Customer Self-Service and Financial Performance Management solution categories, which uniquely fulfill our customers' needs and continue to encompass an increasing share of our business. We believe the high number of BIRT and Actuate BIRT downloads in 2005 reflect an escalating level of excitement and interest within the worldwide community of enterprise application developers. Finally, our recent acquisition of performancesoft provides our customers with capabilities to dramatically improve their corporate performance. We are gratified to be able to bring these exciting enhancements to our customers and, as always, their success is our primary goal."

    2005 Financial Highlights

    --  Non-GAAP operating income increased 136% compared with fiscal
        2004;

    -- Non-GAAP operating margin reached 13.9%, a record annual level;

    --  Non-GAAP EPS increased 157% to $0.18, compared with $0.07 in
        2004;

    -- Achieved a record 66% services margin (combined margin of maintenance, support and consulting services), compared with 60% in 2004;

    --  Generated $13.3 million in cash flow from operations.

    -- Repurchased 3.0 million shares at a total cost of $7.1 million.

    Q4 Customer Highlights

    During Q4 2005, Actuate received significant new and repeat business from, among others, American Suzuki, BEA Systems, Bank of America, California ISO, Chordiant Software, Citigroup, Deka Bank, DWS Investments, Educational Testing Service, Federal Reserve Bank of Richmond, Harland Financial, IBM, MetLife, National Aeronautics and Space Administration, Nationwide, Odyssey Software, PNC Bank, Siebel Systems, Sprint, TIAA-CREF and UBS AG.

    Other Q4 Highlights

    During the fourth quarter, Actuate:

    -- Announced the first Spreadsheet Application Platform that gives corporations the ability to securely automate the production, distribution, updates, workflow and collaboration associated with enterprise-wide spreadsheet processes.

    --  Exceeded 100,000 downloads of BIRT and Actuate BIRT for 2005.

    -- Placed among the FinTech 100, a ranking of top 100 international application and service providers in the financial services industry by American Banker and Financial Insights.

    -- Announced Actuate Financial Performance Management (FPM) 2.0, the first solution to use a spreadsheet interface to automate the production, distribution, updates, workflow, and collaboration associated with financial performance management.

    -- Announced integration with IBM Workplace for Business Strategy Execution to help all employees execute on corporate strategy.

    Acquisition of performancesoft, Inc.

    On January 6, 2006, Actuate Corporation announced that it had acquired privately-held performancesoft, Inc., of Toronto, Ontario, Canada, a leading provider of Performance Management Solutions software and services. The acquisition was an all-cash transaction with an initial purchase price of US$16.5 million, payable at closing, and additional contingent cash consideration of up to US$13.5 million (based on achievement of certain revenue and operating margin targets for 2006) payable in 2007 and will be accounted for under the purchase method of accounting. On a non-GAAP basis, excluding amortization of intangibles, purchased in-process research and development costs, stock option compensation, restructuring costs and other non-recurring costs, Actuate expects the acquisition to be accretive to earnings by the fourth quarter of 2006 and approximately breakeven for the full year of 2006.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this release exclude the amortization of purchased technology and other intangibles, loss on investment, restructuring costs, amortization of deferred compensation, nonrecurring legal costs and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, January 31, 2006 to further discuss these results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's Web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome and will be available as an archived replay at the same location until approximately February 13, 2006.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting and Performance Management Applications that empower 100% of users to achieve breakthrough corporate performance. Actuate provides the most scalable, reliable, flexible and high-performing reporting capabilities for every application in the enterprise. Customers use Actuate to deliver information in context to users inside and outside the firewall as Performance Management and Customer Self-Service applications, managed spreadsheet applications and Java reporting applications.
    Actuate has over 3,500 customers globally in a range of industries including banking, insurance, manufacturing, communications, and government. Founded in 1993, Actuate has headquarters in South San Francisco, Calif., with offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward-Looking Statements: The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions (including the performancesoft, Inc. acquisition) on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2004 Annual Report on Form 10-K filed on March 16, 2005 and Quarterly Reports on Form 10-Q filed on May 10, 2005, August 9, 2005 and November 9, 2005.

    Copyright(C) 2006 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                             December 31, December 31,
                                                 2005         2004
                                             ------------ ------------
                    ASSETS
Current assets:
 Cash, cash equivalents and short-term
  investments                                   $ 54,397     $ 47,273
 Accounts receivable, net                         26,798       24,776
 Other current assets                              2,911        2,498
                                                ---------    ---------
Total current assets                              84,106       74,547
Property and equipment, net                        4,716        6,158
Goodwill and other intangibles, net               22,129       23,883
Other assets                                         630          867
                                                ---------    ---------
                                                $111,581     $105,455
                                                =========    =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $  2,101     $  2,414
 Current portion of restructuring liabilities      2,948        3,669
 Accrued compensation                              5,306        5,244
 Other accrued liabilities                         3,108        4,996
 Income taxes payable                                279          539
 Deferred revenue                                 31,475       27,323
                                                ---------    ---------
Total current liabilities                         45,217       44,185
                                                ---------    ---------

Long term liabilities:
 Deferred rent                                       198          320
 Deferred revenue                                    913        1,440
 Restructuring liabilities and other               9,885       12,565
                                                ---------    ---------
Total long term liabilities                       10,996       14,325
                                                ---------    ---------

Stockholders' equity                              55,368       46,945
                                                ---------    ---------
                                                $111,581     $105,455
                                                =========    =========


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                                   Three Months      Twelve Months
                                      Ended              Ended
                                   December 31,       December 31,
                                 ----------------- ------------------
                                   2005     2004     2005      2004
                                 -------- -------- --------- ---------
Revenues:
 License fees                    $10,292  $10,913  $ 36,939  $ 42,703
 Services                         18,869   16,453    69,462    61,954
                                 -------- -------- --------- ---------
Total revenues                    29,161   27,366   106,401   104,657
                                 -------- -------- --------- ---------

Costs and expenses:
 Cost of license fees                490      867     2,294     3,417
 Cost of services                  6,452    6,075    23,723    24,763
 Sales and marketing              10,506   10,211    37,070    41,296
 Research and development          4,163    4,300    16,533    19,847
 General and administrative        3,182    2,791    13,115    10,856
 Amortization of other
  intangibles                          -      276       487     1,110
 Restructuring charges               (86)   1,420       665     2,006
                                 -------- -------- --------- ---------
Total costs and expenses          24,707   25,940    93,887   103,295
                                 -------- -------- --------- ---------
Income from operations             4,454    1,426    12,514     1,362
Interest and other income, net       527      527     1,436       822
                                 -------- -------- --------- ---------
Income before income taxes         4,981    1,953    13,950     2,184
Provision for income taxes           852      725     2,359       886
                                 -------- -------- --------- ---------
Net income                       $ 4,129  $ 1,228  $ 11,591  $  1,298
                                 ======== ======== ========= =========
Basic net income per share       $  0.07  $  0.02  $   0.19  $   0.02
                                 ======== ======== ========= =========
Shares used in basic per share
 calculation.                     60,185   61,790    61,057    61,577
                                 ======== ======== ========= =========
Diluted net income per share     $  0.07  $  0.02  $   0.18  $   0.02
                                 ======== ======== ========= =========
Shares used in diluted per share
 calculation                      63,359   64,475    63,269    65,202
                                 ======== ======== ========= =========


                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)


                   Three Months Ended          Three Months Ended
                    December 31, 2005           December 31, 2004
               --------------------------- ---------------------------
                         Adjust-                      Adjust-
                 GAAP     ments   Non-GAAP   GAAP      ments  Non-GAAP
               --------  -------- -------- --------  -------- --------
Revenues:
 License fees  $10,292       -    $10,292  $10,913       -    $10,913
 Services       18,869       -     18,869   16,453       -     16,453
               --------           -------- --------           --------
Total revenues  29,161       -     29,161   27,366       -     27,366
               --------           -------- --------           --------

Costs and
 expenses:
 Cost of
  license fees     490    (115)(a)    375      867    (383)(a)    484
 Cost of
  services       6,452       -      6,452    6,075       -      6,075
 Sales and
  marketing     10,506             10,506   10,211       -     10,211
 Research and
  development    4,163       -      4,163    4,300       -      4,300
 General and
  admin-
  istrative      3,182       -      3,181    2,791       -      2,791
 Amortization
  of other
  intangibles        -       -          -      276    (276)         -
 Restructuring
  charges          (86)     86          -    1,420  (1,420)         -
               --------           -------- --------           --------
Total costs
 and expenses   24,707       -     24,677   25,940       -     23,861
               --------           -------- --------           --------
Income from
 operations      4,454       -      4,484    1,426       -      3,505
Interest and
 other income,
 net               527       -        527      527       -        527
               --------           -------- --------           --------
Income before
 income taxes    4,981       -      5,011    1,953       -      4,032
Provision for
 income taxes      852     652(b)   1,504      725     787(b)   1,512
               --------           -------- --------           --------
Net income     $ 4,129       -    $ 3,507  $ 1,228       -    $ 2,520
               ========           ======== ========           ========
Basic net
 income per
 share         $  0.07       -    $  0.06  $  0.02       -    $  0.04
               ========           ======== ========           ========
Shares used in
 basic per
 share
 calculation.   60,185             60,185   61,790             61,790
               ========           ======== ========           ========
Diluted net
 income per
 share         $  0.07       -    $  0.06  $  0.02       -    $  0.04
               ========           ======== ========           ========
Shares used in
 diluted per
 share
 calculation    63,359             63,359   64,475             64,475
               ========           ======== ========           ========


(a) Amortization of purchased technology.

(b) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 30% and 37.5% for fiscal years 2005 and 2004, respectively. The amount of provision for income taxes used in arriving at the non- GAAP net income does not necessarily reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)


                 Twelve Months Ended          Twelve Months Ended
                  December 31, 2005            December 31, 2004
             --------------------------- -----------------------------
                       Adjust-                     Adjust-
               GAAP     ments  Non-GAAP    GAAP     ments    Non-GAAP
             --------- ------- --------- --------- -------  ----------
Revenues:
 License
  fees       $ 36,939          $ 36,939  $ 42,703            $ 42,703
 Services      69,462            69,462    61,954              61,954
             ---------         ---------  --------           ---------
Total
 revenues     106,401           106,401   104,657             104,657
             ---------         ---------  --------           ---------

Costs and
 expenses:
 Cost of
  license fees  2,294  (914)(a)   1,380     3,417  (1,532)(a)   1,885
 Cost of
  services     23,723            23,723    24,763              24,763
 Sales and
  marketing    37,070            37,070    41,296              41,296
 Research and
  development  16,533            16,533    19,847     (96)(b)  19,751
 General and
  admin-
  istrative    13,115  (186)(c)  12,929    10,856    (145)(c)  10,711
 Amortization
  of other
  intangibles     487  (487)          -     1,110  (1,110)          -
 Restructuring
  charges         665  (665)          -     2,006  (2,006)          -
             ---------         ---------  --------           ---------
Total costs
 and expenses  93,887            91,635   103,295              98,406
             ---------         ---------  --------           ---------
Income from
 operations    12,514            14,766     1,362               6,251
Interest and
 other
 income, net    1,436    301(d)   1,737       822                 822
             ---------         ---------  --------           ---------
Income before
 income taxes  13,950            16,503     2,184               7,073
Provision for
 income taxes   2,359  3,071(e)   5,430       886   1,766(e)    2,652
             ---------         ---------  --------           ---------
Net income   $ 11,591          $ 11,073  $  1,298            $  4,421
             =========         ========= =========           =========
Basic net
 income per
 share       $   0.19          $   0.18  $   0.02            $   0.07
             =========         ========= =========           =========
Shares used
 in basic
 per share
 calculation   61,057            61,057    61,577              61,577
             =========         ========= =========           =========
Diluted net
 income per
 share       $   0.18          $   0.18  $   0.02            $   0.07
             =========         ========= =========           =========
Shares used
 in diluted
 per share
 calculation   63,269            63,269    65,202              65,202
             =========         ========= =========           =========

(a) Amortization of purchased technology.

(b) Amortization of deferred compensation.

(c) Legal costs related to the litigation with MicroStrategy.

(d) Loss on investment.

(e) The provision for income taxes used in arriving at the non-GAAP net income for the first six months of fiscal year 2005 was computed using an income tax rate of 37.5% and 30% for the third and fourth quarters of fiscal year 2005. The provision for income taxes used in arriving at the Non-GAAP net income for all of the periods presented for fiscal year 2004 was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)


                                                   Twelve Months Ended
                                                       December 31,
                                                      2005      2004
                                                   --------- ---------
 Operating activities
  Net Income                                       $ 11,591  $  1,298
  Adjustments to reconcile net income to net cash
   from operating activities:
    Amortization of deferred compensation                 -        96
    Amortization of other intangibles                 1,400     2,642
    Depreciation                                      1,892     2,293
    Tax benefit from exercise of stock options        2,117       880
    Loss on investment                                  301         -
  Changes in operating assets and liabilities:
    Accounts receivable                              (2,022)   (4,568)
    Other current assets                               (431)        5
    Accounts payable                                    214      (344)
    Accrued compensation                                 62       842
    Other accrued liabilities                        (1,888)      613
    Income taxes payable                                (67)     (702)
    Deferred rent liabilities                          (122)      (69)
    Restructuring liabilities                        (3,402)   (1,028)
    Deferred revenue                                  3,625     2,973
                                                   --------- ---------
 Net cash provided by operating activities           13,270     4,931
                                                   --------- ---------

 Investing activities
   Purchases of property and equipment                 (450)   (3,354)
   Proceeds from maturity of short-term
    investments                                      71,783    75,038
   Purchases of short-term investments              (73,812)  (75,450)
   Purchases of minority shares of Actuate Japan       (366)        -
   Net change in other assets                           (46)      671
                                                   --------- ---------
 Net cash used in investing activities               (2,891)   (3,095)
                                                   --------- ---------

 Financing activities
    Proceeds from issuance of common stock            1,959     2,372
    Stock repurchases                                (7,078)   (2,690)
                                                   --------- ---------
 Net cash used in financing activities               (5,119)     (318)
                                                   --------- ---------
 Net increase in cash and cash equivalents            5,260     1,518
 Effect of exchange rate on cash                       (111)      (27)
 Cash and cash equivalents at the beginning of the
  period                                              7,341     5,850
                                                   --------- ---------
 Cash and cash equivalents at the end of the
  period                                           $ 12,490  $  7,341
                                                   ========= =========

    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com